INTELLECTUAL PROPERTY SALE AND PURCHASE AGREEMENT

THIS INTELLECTUAL SALE AND PURCHASE AGREEMENT (this “Agreement”) is made as of May 3, 2018 (the “Effective Date”) by and between Luckwel Pharmaceuticals Inc. (formerly known as Luckycom Pharmaceuticals Inc.), a Nevada corporation having its business address at11757 Katy Freeway,Suite 1300-A, Houston, Texas 77079 (“Purchaser”) and Luckwel Asia Limited (f/k/a Essential Choice Ventures Ltd), a British Virgin Islands corporation having its business address at Suite 1504, 15th Floor, Chinachem Tower 34-37 Connaught Road Central ,Hong Kong (“Seller”) (“Purchaser” and with “Seller”, the “Parties” or singularly a “Party”).

Background

WHEREAS, Seller is in various stages of developing and manufacturing certain medicines as set forth in Exhibit A (“Drugs”);

WHEREAS, Purchase desires to purchase the intellectual rights to the Drugs; and

WHEREAS, the Parties wish to set forth the terms and conditions pursuant to which Purchaser will purchase these Drugs from Seller.

WHEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Definitions

(a) “Drugs” means the three generic medicines to treat hypertension and high cholesterol and two advanced drug candidates - KL008 for treatment of hypertension and KL009 for treatment of high cholesterol in various stages of being developed and manufactured as set forth in Exhibit A hereto.

(b) “Closing” means a date and time as mutually agreed to by the Parties upon which all transactions contemplated herein will take place simultaneously, and where the Parties shall deliver an executed Bill of Sale substantially in the form of Exhibit B attached hereto and all other documents deemed necessary and reasonable to consummate the transactions set forth in this Agreement, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed delivered until all other transactions are completed and all other documents and certificates are delivered.

2. Purchase and Sale of Drugs.

Upon and subject to the terms and conditions of this Agreement, Purchaser shall purchase from Seller and Seller shall sell, transfer, convey, assign and deliver to Purchaser, at the Closing, for the consideration set forth in Section 3 below, all right, title and interest in, to and under the Drugs subject to no debts, liens or any liabilities whatsoever.

3. Pricing and Payment Terms; Further Assurances.

(a) As the full purchase price and consideration for the Drugs, Purchaser shall pay or cause to be paid on Closing (i) US$40,000 (Forty Thousand United States Dollars) and (ii) issue or caused to be issued an aggregate 125,000,000 (One Hundred Twenty Five Million) newly issued restricted shares of common stock of Purchaser to the Seller and/or its designees (the “Stock Issuance”).

(b) Seller understands and acknowledges that except as set forth in this Agreement, the offering and issuance of the Stock Issuance pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any foreign or state securities laws on the grounds, amongst other things, that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Purchaser’s reliance upon such exemption is predicated in part upon the Seller’s representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit C to this Agreement. Seller agrees that the Stock Issuance will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) except in compliance with the Securities Act, if applicable, and applicable foreign and state securities laws, and with an opinion of Purchaser’s counsel to such effect, the substance of which shall be reasonably acceptable to Purchaser and Purchaser’s transfer agent, provided that the Stock Issuance may be pledged in connection with a bona fide margin account secured by such securities. Seller understands that the Stock Issuance can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. Seller understands that to Transfer the Stock Issuance may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

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(c) To enable Purchaser to enforce the transfer restrictions contained in Section 3(b), the Parties hereby consent to the placing of legends upon, and stop-transfer orders with the transfer agent of the shares of common stock with respect to the Stock Issuance, including, without limitation, the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(d) At the request of Purchaser and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as Purchaser may reasonably request to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser rights to, title in and ownership of, the Drugs.

4. Representations and Warranties.

Each of the Parties (i) is an entity in good standing in their respective states of incorporation and is qualified to do business in all necessary foreign jurisdictions as so legally required, and (ii) has all the requisite power and authority to execute and deliver this Agreement to which it is a party and to perform its obligations hereunder.

5. No Interest in Intellectual Property of Seller.

Purchaser will acquire no interest in any property of Seller not expressly sold, transferred, conveyed, assigned and delivered hereunder.

6. Exclusion of Warranty.

SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE DRUGS, AND HEREBY SPECIFICALLY DISCLAIMS ALL IMPLIED AND STATUTORY WARRANTIES, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF A PATENT, TRADEMARK, OR OTHER INTELLECTUAL PROPERTY RIGHT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE, WHETHER MADE BY SELLER’S EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY SELLER FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF SELLER WHATSOEVER.

7. Limitation of Liability.

Purchaser acknowledges that the Drugs are sold “As is” and that in no event will Seller retain any liability whatsoever for the Drugs sold under the terms of this Agreement.

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8. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard for its provisions with respect to conflict of laws.

9. Jurisdiction.

Any claim, suit, action or proceeding initiated by any of the Parties (whether in contract, tort or otherwise) arising out of this Agreement or the relationship of the Parties hereunder, shall be filed and prosecuted only in the state or federal courts in the State of New York, which the Parties agree shall have exclusive jurisdiction over such matters and the Parties agree to submit to the jurisdiction of such courts. Each of the Parties, to the extent permitted by applicable law, hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-referenced courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Parties hereby agrees that its submission to jurisdiction is made for the express benefit of the other Party hereto.

10. Termination.

This Agreement may, by notice given prior to its performance, be terminated as follow:

(a) by mutual consent of the Parties; or

(b) by either Party, if the Closing has not occurred (other than through the failure of such Party to comply with its obligations under this Agreement) by the close of business on May 30, 2018 (the “Drop Dead Date”).

In the event of termination of this Agreement pursuant to this Section, this Agreement shall forthwith become void and of no further force and effect and the Parties hereto shall be released from any and all obligations hereunder.

11. Binding Effect.

This Agreement shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned, or held in trust for a third-party, by any Party hereto without the prior written consent of the other Party.

12. Waiver of Conditions; Exhibits.

Any Party hereto may waive any condition provided in this Agreement for its benefit. All of the Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof.

13. Notices.

Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing at the address reflected above and shall be deemed to have been duly given on the earlier of (i) the date when received by the addressee, if sent by overnight courier or delivered personally, (ii) when confirmation is confirmed by the sender’s fax machine, if sent by facsimile, provided that a copy thereof is also contemporaneously sent to the addressee by a method described in clauses (i) or (iii) of this Section, or (iii) the fifth business day after the date when posted, if sent by registered or certified mail, in any such case to the respective addresses specified in the introductory paragraph of this Agreement.

Any Party may, by written notice delivered in accordance with this Section, change the address to which any notices, authorizations, requests or demands are to be delivered hereunder.

14. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

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15. Amendment.

This Agreement may be amended at any time pursuant to a written instrument signed by the Parties.

16. Interpretation.

Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) ”including” has the inclusive meaning frequently identified with the phrase “but not limited to,” (d) the word “or” shall be deemed to be inclusive, and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Exhibit references are to this Agreement unless otherwise specified. Capitalized terms set forth in the Exhibits attached hereto shall have the same meanings as set forth in this Agreement, unless defined otherwise in such Exhibit.

17. Construction.

The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

18. No Third Party Rights.

Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement.

19. Waiver of Jury Trial.

The Parties specifically waive any right to trial by jury in any court with respect to any contractual, tortious or statutory claim, counterclaim or cross-claim against the other arising out of or connected in any way to this Agreement because the Parties hereto, both of whom are represented by counsel, believe that the complete commercial aspect of their dealing with one another make a jury determination neither desirable nor appropriate.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

Luckwel Pharmaceuticals Inc.

Signature

Date

By:
Name:	Kingrich Lee
Its:	Chief Executive Officer

Luckwel Asia Limited

Signature

Date

By:
Name:	Lijian Li
Its:	Director

[SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY SALE AND PURCHASE AGREEMENT]

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Exhibit A

1. WELVASC

(amlodipine besylate) Tablets for Oral Administration

DESCRIPTION

WELVASC is the besylate salt of amlodipine, a long-acting calcium channel blocker. Amlodipine is in a group of drugs called calcium channel blockers. Amlodipine relaxes (widens) blood vessels and improves blood flow.

Amlodipine is used to treat high blood pressure (hypertension) or chest pain (angina) and other conditions caused by coronary artery disease. This medication is for use in adults and children who are at least 6 years old.

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2. WELTOR

(atorvastatin calcium) Tablets

Atorvastatin is in a group of drugs called HMG CoA reductase inhibitors, or “statins.” Atorvastatin reduces levels of “bad” cholesterol (low-density lipoprotein, or LDL) and triglycerides in the blood, while increasing levels of “good” cholesterol (high-density lipoprotein, or HDL).

Atorvastatin is used to treat high cholesterol, and to lower the risk of stroke, heart attack, or other heart complications in people with type 2 diabetes, coronary heart disease, or other risk factors.

Atorvastatin is used in adults and children who are at least 10 years old.

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3. WEDUET

(amlodipine besylate and atorvastatin calcium) Tablets for Oral Use

Atorvastatin is in a group of drugs called HMG CoA reductase inhibitors, or “statins.” Atorvastatin reduces levels of “bad” cholesterol (low-density lipoprotein, or LDL) and triglycerides in the blood, while increasing levels of “good” cholesterol (high-density lipoprotein, or HDL). Amlodipine is in a group of drugs called calcium channel blockers. Amlodipine relaxes the blood vessels, improving blood flow and making it easier for the heart to pump.

The combination of amlodipine and atorvastatin WEDUET is used to treat high blood pressure (hypertension) or chest pain (angina), and to lower the risk of stroke, heart attack, and other heart complications in people with type 2 diabetes, coronary heart disease, or other risk factors.

4.KL008 (To be developed for treatment of hypertension)

5.KL009 (To be developed for treatment of high cholesterol)

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Exhibit B

Bill of Sale

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Exhibit C

May 3, 2018

Luckwel Pharmaceuticals Inc. (formerly known as Luckycom Pharmaceuticals Inc.)

11757 Katy Freeway,

Suite 1300-A, Houston,

Texas 77079

Stockholder Representation Letter

Ladies and Gentlemen:

Pursuant to the Intellectual Property Sale and Purchase Agreement (the “Agreement”) dated as of May 3, 2018 (the “Agreement Date”), the undersigned (the “Stockholder”) expects to receive from Luckwel Pharmaceuticals Inc., a Nevada corporation (“Company”), shares of Company Common Stock (the “Securities”) in exchange for the sale, transference, conveyance, assignment and deliverance to Company all right, title and interest in, to and under the Drugs (as defined in the Agreement). Capitalized terms used herein but not defined will have the meanings ascribed to them in the Agreement. Stockholder whose signature appears below, represents and warrants to Company that, as of the date first written above and as of the Closing, the statements contained in this Representation Letter are, and will be, correct and complete:

1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

1.1. “Regulation S Exemption. The distribution of the Securities to the Stockholder at the Closing is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S promulgated under the Act. Stockholder represents and warrants that Stockholder is not a U.S. Person (as defined herein);

(b)	is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person (as defined herein);

(c)	is resident in the British Virgin Islands;

(d)	(i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Stockholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the Parent Common,

(ii)	is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Stockholder is permitted to purchase the Securities under the applicable securities laws of the of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)	acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Parent to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Securities, and

(iv)	represents and warrants that the acquisition of the Securities by the Stockholder does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other

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B.	any continuous disclosure reporting obligation of the Parent in the International Jurisdiction, and

the Stockholder will, if requested by the, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Parent, acting reasonably;

(e)	is acquiring the Securities as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons (as defined herein);

(f)	is outside the United States when receiving and executing this Agreement;

(g)	understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the Act and in each case only in accordance with applicable state securities laws;

(h)	acknowledges that it has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Stockholder may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(i)	has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Stockholder is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Stockholder;

(j)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Stockholder, or of any agreement, written or oral, to which the Stockholder may be a party or by which the Stockholder is or may be bound;

(k)	has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder;

(l)	has received and carefully read this Agreement and this Stockholder Representation Letter;

(m)	(i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(n)	has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Stockholder is providing evidence of knowledge and experience in these matters through the information requested herein;

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(o)	understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Stockholder Representation Letters, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Stockholder shall promptly notify the Company;

(p)	is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(q)	is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Stockholder has not subdivided its interest in the Securities with any other person;

(r)	is not an underwriter of, or dealer in, the shares of the Company Common Stock, nor is the Stockholder participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(s)	has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Parent will not be responsible in anyway whatsoever for the Stockholder’s decision to invest in the Securities and the Parent;

(t)	if the Stockholder is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the Stockholder has sole investment discretion with respect to each such account, and the Stockholder has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(u)	is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v)	no person has made to the Stockholder any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)	that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Company Common Stock on any stock exchange or automated dealer quotation system; and

(w)	acknowledges and agrees that the Parent shall not consider the Stockholder’s unless the Stockholder provides to Parent , along with an executed copy of this Agreement and the Stockholder Representation Letter, such other supporting documentation that the Company or its legal counsel may request to establish the Stockholder’s qualification as a qualified investor.

1.2	The term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Agreement and this Stockholder Representation Letter includes any person in the United States.

[Signature Page Follows]

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STOCKHOLDER

LUCKWEL ASIA LIMITED

Name (Please Type or Print)

Title (Please Type or Print) (if applicable)

Vistra Corporate Services Centre, Wickhams Cay II, Road Town
Street Address

Tortola,VG1110
City, State, Zip Code

British Virgin Islands
Country

1843951
Social Security Number
(or tax I.D. Number, if an entity)

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